Exhibit 21


                                  COVANCE INC.
                                 SUBSIDIARY LIST

CJB Inc. Delaware
Covance AG Switzerland
Covance Bioanalytical Services LLC Delaware
Covance (Canada) Inc Canada
Covance Central Laboratory Services Inc. Delaware
Covance Central Laboratory Services Limited Partnership Indiana Covance Central Diagnostics Inc. Wisconsin
Covance Central Laboratory Services SA Switzerland
Covance Clinical and Periapproval Services AG Switzerland Covance Clinical and Periapproval Services GmbH Germany
Covance Clinical and Periapproval Services Limited Ireland Covance Clinical and Periapproval Services SA Belgium
Covance Clinical and Periapproval Services SAR France
Covance Clinical Research Unit Inc. Florida
Covance Health Economics and Outcomes Services Inc. Delaware Covance Ltd. United Kingdom
Covance Clinical and Periapproval Services Ltd. United Kingdom Covance Laboratories Ltd. United Kingdom
Covance Clinical Research Unit Ltd. United Kingdom
Covance Periapproval Services Inc. Delaware
Covance Preclinical Corporation Washington
Covance Laboratories GmbH Germany
Covance Laboratories Inc. Delaware
Covance Research Products Inc. Pennsylvania
CRPP Inc. Delaware
Covance Antibody Services Inc. California
Covance Pty. Ltd. Australia